Exhibit 99.1

For Discussion & General Information Purposes Only Investor Presentation December 2019

Disclaimer

This presentation ("Presentation") is for informational purposes only. This Presentation has been prepared to assist parties in making their own evaluation with respect to a proposed Transaction as contemplated by the definitive share exchange agreement between Legacy Acquisition Corp. ("Legacy") and Blue Valor Limited, the indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group, and for no other purpose. Additional information about the proposed Transaction and the definitive share exchange agreement has been provided in a preliminary proxy statement filed with the U.S. Securities and Exchange Commission (the "SEC") on December 2, 2019 and will be provided in a definitive proxy statement that Legacy intends to file with the SEC in connection with the proposed Transaction. Under the definitive agreement, Legacy will purchase all of the issued and outstanding shares of a newly formed and wholly-owned subsidiary of BFICG that at closing will hold the Blue Impact group business -- a digital-first, integrated and intelligent, global advertising & marketing services group ("Blue Impact" or the "Company"). This Presentation is not intended to form the basis of any investment or other decision with respect to the proposed Transaction or otherwise.

Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, neither Legacy nor the Company makes any representation or warranty with respect to the accuracy of such information. The Blue Impact design logo and "Blue Impact" are the property of the Company. Other trademarks and trade names referred to in this Presentation are the property of their respective owners. All references made to Blue Impact and the Company include predecessor organizations as well.

This Presentation does not purport to contain all of the information that may be required to evaluate a possible voting or investment decision with respect to Legacy. The recipient agrees and acknowledges that this Presentation is not intended to form the basis of any voting or investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Legacy or the Company or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible Transaction between Legacy and the Company (the "Transaction"), and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. Legacy and the Company disclaim any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein.

This Presentation contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Legacy and the Company and the potential Transaction between Legacy and the Company and their respective management teams' expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on Legacy's and the Company's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond Legacy's and the Company's control, that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share exchange agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the share exchange agreement and the transactions contemplated therein; (3) the inability to complete the proposed Transaction, including due to failure to obtain approval of the stockholders of Legacy or other conditions to closing in the share exchange agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company's common stock on the New York Stock Exchange following the proposed Transaction; (7) the risk that the proposed Transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed Transaction; (8) the ability to recognize the anticipated benefits of the proposed Transaction, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Transaction; (10) changes in applicable laws or regulations; (11) the possibility that the Blue Impact business or the combined company may be adversely affected by other economic business, and/or competitive factors; (12) the aggregate number of Legacy shares requested to be redeemed by Legacy's stockholders in connection with the proposed Transaction; (13) the risk that current trends in digital media and marketing decelerate or do not continue; (14) estimates for the financial performance of the Blue Impact business may prove to be incorrect or materially different from actual results; and (15) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed Transaction, including those under "Risk Factors" therein, and in Legacy's other filings with the SEC. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy and the Company do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Financial Statements

2016, interim and pro forma financial information is not audited. There can be no assurance that the final results for 2016, any interim periods and the pro forma financial information, if it were to be audited will not differ from the results provided in this presentation, including as a result of review adjustments. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this unaudited financial information.

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Disclaimer (Continued)

Use of Non-GAAP Information

This Presentation contains numbers that are not required by, or presented in accordance with, GAAP, including Pro Forma Adjusted Net Revenue, Pro Forma Adjusted EBITDA, Acquired EBITDA, Unadjusted EBITDA and Adjusted EBITDA (collectively, our "Non-GAAP Measures"). Our Non-GAAP Measures are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. They should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, our Non-GAAP Measures exclude certain non-recurring and other charges and income items. You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in Our Non-GAAP Measures. Our presentation of Our Non-GAAP Measures should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by relying primarily on our GAAP results and by using our Non-GAAP Measures as supplemental information. Our Non-GAAP Measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. A reconciliation of some of our Non-GAAP Measures to the nearest comparable GAAP measure can be found at slide 46 of this presentation. A reconciliation for our 2020E and 2021E Non-GAAP Measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP Measures, including, but not limited to, (a) expenses associated with the opening, closing or moving of offices, (b) the net loss or gains on the sale of assets or associated with certain past M&A and future financing and other transactions, (c) other expenses that we do not believe are indicative of our ongoing operations, as well as (d) gains and losses related to foreign currency exchange rates.

Projections and Historical Financial Information

Any estimates, forecasts or projections set forth in the Presentation have been prepared by Legacy and the Company in good faith on a basis believed to be reasonable. Such estimates, forecasts and projections involve significant elements of subjective judgment and analysis and reflect numerous judgments, estimates and assumptions that are inherently uncertain in prospective financial information of any kind. As such, no representation can be made as to the attainability of such estimates, forecasts and projections. The recipient is cautioned that such estimates, forecasts or projections have not been audited and have not been prepared in conformity with generally accepted accounting principles ("GAAP"). The risks and other factors that could impact the Company's ability to attain projected results include, but are not limited to, those mentioned in the prior paragraph. The recipient therefore should not rely on the estimates, forecasts or projections contained in the Presentation.

Important Information About the Proposed Transaction and Where to Find It

This Presentation may be deemed to be solicitation material in respect of the proposed Transaction. In connection with the proposed Transaction, Legacy has filed a preliminary proxy statement with the SEC on December 2, 2019 and intends to file other relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. Legacy's stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto and other relevant materials to be filed in connection with the proposed Transaction with the SEC, including, when available, the definitive proxy statement and documents incorporated by reference therein, as these materials will contain important information about the Company, Legacy and the proposed Transaction contemplated by the share exchange agreement. When available, the definitive proxy statement and other relevant materials for the proposed Transaction will be mailed to stockholders of Legacy as of a record date to be established for voting on the proposed Transaction. Stockholders are able to obtain copies of the preliminary proxy statement, and will also be able to obtain once available the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge at the SEC's web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of proxies from Legacy's stockholders with respect to the proposed Transaction. A list of the names of those directors and executive officers and a description of their interests in Legacy is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on November 22, 2019 and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants is contained in the preliminary proxy statement filed with the SEC on December 2, 2019 and will be contained in the definitive proxy statement that Legacy intends to file with the SEC in connection with the proposed Transaction when available.

Blue Valor Limited, Blue Focus Intelligent Communications Group and their respective affiliates and directors, officers and employees may also be deemed to be participants in the solicitation of proxies from the stockholders of Legacy in connection with the proposed Transaction. A list of the names of such directors and officers and information regarding their interests in the proposed Transaction is contained in the preliminary proxy statement filed with the SEC on December 2, 2019 and will be contained in the definitive proxy statement that Legacy intends to file with the SEC in connection with the proposed Transaction when available.

No Offer or Solicitation

This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction. This presentation shall also not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Blue Impact's Organization

Prior to the consummation of the contemplated Transaction, Blue Valor Limited, an indirect wholly-owned subsidiary of BFICG organized in Hong Kong, will contribute its interests in the Vision 7 Group, We Are Social, Madhouse, Metta and Fuseproject into its newly formed wholly owned subsidiary, Blue Impact (Cayman) Limited organized in the Cayman Islands (the "Blue Impact Target"). At closing of the contemplated Transaction, Legacy will acquire Blue Impact Target, thereby acquiring control of the Vision 7 Group, We Are Social, Madhouse, Metta and Fuseproject. Following closing of the proposed Transaction, Legacy will change its name to Blue Impact Inc.

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4 The Legacy SPAC Solution: Create shareholder value with a digital - first, integrated and intelligent, global advertising & marketing services company Our Goal: $1.0 Billion + i n Revenue

Today's Participants

Legacy Acquisition Corp.	Blue Impact		



Darryl McCall
President & COO,
Legacy

- Former EVP and Executive Committee Member at Coty
- Spent 30 years at Procter & Gamble ("P&G") as a VP of Product Supply and GM of Global Personal Cleansing Care, where he oversaw 37 manufacturing centers and 16,000 employees
- More than 35 years of consumer operating experience



Holly Zheng
Executive Chairwoman,
Blue Impact (1)

- 5 years with Blue Impact and predecessors as well as service on the Board of Directors for BlueFocus Intelligent Communications Group (BFICG)
- Previously held executive positions at various technology companies including Marvell Semiconductor, ST-Ericsson and NXP
- 18 years experience of marketing and sales experience



Brett Marchand
CEO,
Blue Impact (2)

- 14 years with Blue Impact and predecessors including as CEO of BFICG's largest acquisition outside China
- Previously held senior marketing roles with Molson Coors, Campbell Soup, Procter & Gamble
- 30 years experience of marketing / advertising



He Shen
Interim CFO and Chief Development Officer – M&A,
Blue Impact (3)

- 3 years with Blue Impact
- Previously served as Co-Head of Strategic Transactions Group at Lloyds Banking Group
- Previously worked as an investment banker at Merrill Lynch, DLJ and Credit Suisse in New York and London for 10 years
- 23 years experience in corporate finance and investment banking

(1) Currently CEO and President of BlueFocus International. Expected Executive Chairwoman of Blue Impact. | (2) Currently CEO of Vision 7 and Executive Chairman of Cossette. Expected CEO of Blue Impact. | (3) Currently CFO of BlueFocus International. Expected Interim CFO and Chief Development Officer – M&A of Blue Impact.

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6 I. Introduction II. Key Investment Highlights III. Executing the Growth Strategy IV. Financial Overview Appendix Today’s Agenda

Introduction

8 ▪ $300 Million special purpose acquisition corporation – equity raised on November 21, 2017 ▪ The Legacy Team: Former Procter & Gamble executives with extensive operating experience ▪ Consumer Packaged Goods and Marketing focus ▪ Legacy’s Unique Perspective: x Experience with Procter & Gamble, one of the largest advertisers in the world x Significant experience with consumer insights, brand building, and innovation Legacy Acquisition Corp. at a Glance Overview

Legacy and Blue Impact: A Powerful, Digital Platform

Digital Marketing – Strong Industry Tailwinds

($ in Billions)



Digital Ad Spend
Traditional Ad Spend
Total Ad Spend CAGR: 8% (1)
(Digital Ad Spend CAGR: 20%) (1)
$532
$572
$622
$663
$192
$234
$285
$330
$340
$337
$337
$333
2016
2017
2018
2019E

- Solutions rooted in digital and mobile, including increased use of intelligent advertising
- Disruptors of traditional brand promotion channels
- Acceleration of audience fragmentation is, among other factors, driving the need for enhanced delivery and client support by service providers
- Chinese-based global brands and China as an advertising power market have been on the rise

Blue Impact – Goal of $1 Billion+ Revenue

- A digital-first, integrated and intelligent, global advertising & marketing services company
- Excellent fit with Legacy's management team's skills
- Meets Legacy's investment criteria
  - ✓ Rapidly growing sector undergoing significant displacement
    - Consumer and social insights are changing how individuals interact with brands
  - ✓ Enterprise value fits Legacy's criteria

(1) eMarketer as of October 2019.

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10 Blue Impact: A Digital - first, Integrated & Intelligent, Global Advertising & Marketing Services Company Note: 2019 estimates are based on the assumption that the average foreign exchange rate for 2019 would equal the average fore ign exchange rate of 2018. | (1) Based on 2016 – 2019E Net Revenue CAGR. 2016 figures are unaudited. | (2) Net Revenue = Revenue, excluding Billable Expenses. | (3) Defined as Adjusted EB ITDA / Net Revenue. | (4) Based on 2018 Pro Forma Net Revenue. $76.5m 2019E Adjusted EBITDA 15% (1) 3 - year Net Revenue Growth (2) 22% 2019E Adjusted EBITDA Margin (3) 2,500+ Employees 63% (4) Digital Revenue $352.4m 2019E Net Revenue (2) x Broad, award - winning digital capabilities under a synergistic multi - brand strategy x Nimble and integrated model strategy x Client base of blue chip brands and digital disruptors x Presence in China with strategic relationships in place to accelerate growth x Primed for growth through organic expansion and opportunistic M&A x Talented and tightly knit management team with track record of creating value Established global presence, strong financial performance and designed for scale Geographies in which Blue Impact has clients % of 2018 Pro Forma Net Revenue North America: 62.5% Europe / M.E.: 16.9% Asia Pacific: 20.6%

Why Legacy Chose Blue Impact

Key Investment Highlights	1	**An Advertising & Marketing Services Company of the Future: Digital-first, Integrated & Intelligent**
	2	**A simple and nimble structure built around Owned, Paid, Earned and Shared media**
	3	**Blue chip clients across multiple verticals and serving leading digital disruptors with a platform for growth in China**
	4	**Targeting double digit revenue growth and ~20% Adjusted EBITDA Margins** (1)
	5	**Talented and tightly knit management team with track record of creating value**
	6	**Primed for growth – ability to scale with organic expansion and opportunistic M&A**
Legacy Provides	7	**Marketing and operational expertise, and a broad network of client relationships**
	8	**Substantial capital available to supercharge Blue Impact's growth**
Valuation	9	**Attractive valuation upside relative to marketing services peer group**

(1) Based on 2019 and 2020 estimates; Adjusted EBITDA Margin defined as Adjusted EBITDA / Net Revenue; Net Revenue = Revenue, excluding Billable Expenses.

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Transaction Overview

Overview of Key Terms

- Pro forma enterprise value of $592 million
  - Represents a 7.1x EV / 2020E Adjusted EBITDA multiple
  - Implies an attractive discount to public peers
- BlueFocus Intelligent Communications Group ("BFICG")
  - Rolling 100% of equity in Blue Impact
  - Will own 44.9%(2) of the pro forma Company immediately after closing
  - Can receive additional consideration up to $222 million based on 3-year average annual adjusted EBITDA growth rate for Blue Impact's Madhouse subsidiary; the maximum payment at an average growth rate ≥ 25.0% can possibly be paid in additional shares) (3)
- Blue Impact is expected to be well-capitalized with Legacy's contribution of up to $164 million of cash on balance sheet to fund organic growth, future acquisitions and subsidiaries' earn-outs
- Blue Impact is expected to have less than 1.0x pro forma leverage following the close of the transaction (5)

Sources and Uses ($MM)

Sources of Funds	
Legacy Cash in Trust (1)	$301.2
New Legacy Shares - BFICG	300.0
Assumption of Blue Impact Net Debt	40.0
Total Sources	**$641.2**

Uses of Funds	
Rollover of BFICG Equity	$300.0
Cash to Balance Sheet	164.2
Purchase of Existing Minority Interest	90.0
Assumption of Blue Impact Net Debt	40.0
Estimated Fees & Expenses	47.0
Total Uses	**$641.2**

Illustrative Pro Forma Equity Ownership

Holders	Shares (MM)	%
Existing Legacy Shares (4)	36.8	55.1%
New Legacy Shares - BFICG (2)	30.0	44.9%
Total Shares Outstanding	66.8	100.0%

Pro Forma Valuation ($MM)

Pro Forma Shares Outstanding	66.8
Legacy Illustrative Price per Share	$10.00
Equity Value	**$668.1**
Plus: Blue Impact Net Debt	40.0
Plus: PV of Blue Impact Acquisition-related Liabilities	48.0
Less: Pro Forma Cash (6)	(164.2)
Pro Forma Enterprise Value	**$591.9**

Implied Valuation	
Pro Forma EV / 2020E Adjusted EBITDA ($83.8 million)	7.1x

Note: $ in Millions except per share amounts; 2020 estimates are based on the assumption that the average foreign exchange rate for 2020 would equal the average foreign exchange rate of 2018. | (1) Reflects the balance in the Trust Account as of October 31, 2019. In connection with the extension amendment, 694,820 Legacy shares were redeemed and the seller agreed to make certain loans for deposit into the trust fund equal to $0.03 per unredeemed share, or approximately $880,000, for each month that the transaction deadline is extended from November 21, 2019 until May 20, 2020, plus certain agreed costs and expenses. One such loan has already been made. | (2) Data assumes no further redemptions by Legacy's public shareholders or potential post-closing adjustments. Per a voting agreement to be entered into upon closing between BFICG and certain shareholders of Blue Impact, post-closing the seller will have the right to vote at least a majority of the Blue Impact shares. | (3) Additional detail on terms and conditions for the additional consideration is included in the appendix. | (4) Includes 7.5 million Class F Shares; does not include outstanding warrants. | (5) Defined as (Pro Forma Total Debt / Adjusted EBITDA). | (6) After the closing the seller and Legacy's designee directors will consider the possibility of the purchase of the company warrants and whether it would benefit all of the company stockholders and, if so, whether to recommend to the company board of directors to pursue such purchase. The decision whether to pursue such purchase for all or a portion of the warrants and its terms will be in the sole discretion of the company board of directors.

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Peer Benchmarking Comparison

		EV/2020E Adj. EBITDA	EV/2021E Adj. EBITDA	2019E-2020E Net Revenue Growth (3)	2019E-2020E Adj. EBITDA Growth	2020E Adj. EBITDA Margin (4)	Dividend Yield
Specialty Marketing Services	S4 Capital	15.2x	11.9x	51.2%	68.2%	17.2%	N/A
	Perficient	14.2x	13.0x	8.4%	14.8%	17.6%	N/A
	ICF	13.7x	12.8x	5.4%	10.3%	9.7%	0.6%
	Huntsworth	8.4x	7.9x	8.3%	11.7%	20.0%	2.6%
	Next15	7.8x	7.1x	9.7%	11.6%	21.7%	1.6%
	Cheil	7.7x	7.1x	6.7%	8.9%	7.2%	3.1%
	M&C Saatchi	4.0x	3.7x	4.1%	11.2%	16.0%	7.2%
Average		10.2x	9.1x	13.4%	19.5%	15.6%	2.2%
Traditional Agency HoldCos Average (1)		8.2x	8.0x	2.5%	3.9%	17.9%	4.2%
Overall Average		9.4x	8.6x	8.9%	13.0%	16.3%	2.8%
Blue impact (2)		7.1x	6.4x	8.0%	9.6%	22.0%	N/A

Source: Company filings for Specialty Marketing Services and Traditional Agency HoldCos peer groups, Capital IQ and Wall Street consensus research. | Note: Market data as of 11/29/19; Multiples greater than 50x or less than 0x are listed as "N/M." | (1) Traditional Agency HoldCos peer group consists of Dentsu, IPG, Omnicom, Publicis and WPP. | (2) Blue Impact EV / Adjusted EBITDA multiples based on implied enterprise value of $591.9 million, 2020E Adjusted EBITDA of $83.8 million (organic only) and 2021E Adjusted EBITDA of $92.2 million (organic only); 2019, 2020 and 2021 estimates are based on the assumption that the average foreign exchange rates for 2019, 2020 and 2021 would equal the average foreign exchange rate of 2018. | (3) Based on Net Revenue equivalent for peer group; Net Revenue = Revenue, excluding Billable Expenses. | (4) Defined as Adjusted EBITDA / Net Revenue.

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Backed by an Established Industry Leader

BFICG at a Glance

BlueFocus Intelligent Communications Group ("BFICG") is the largest marketing and communication services group in China by both revenue and market capitalization

- Founded in 1996 and headquartered in Beijing, BFICG employs 5,400+ team members and generated $3.5 billion [(1)] of revenue in 2018
- Today, BFICG serves 3,000+ clients globally that range from blue-chip brand names to emerging disruptive companies
- Founded as a PR agency, BFICG has expanded its offerings through both organic growth and acquisitions, delivering a comprehensive suite of solutions across the marketing services landscape
- In its endeavor to become a global industry leader, BFICG has made several high-profile acquisitions, which are highlighted below

BFICG Highlighted Acquisitions

VISION7	we are social	fuseproject	METTĀ	MADhouse 亿动广告传媒
Global marketing communications network headquartered in Canada	**Global social media specialist headquartered in the U.K.**	**Product and digital design agency headquartered in the U.S.**	**Full service marketing agency headquartered in Hong Kong, China**	**Mobile performance marketing platform headquartered in China**

(1) Gross revenue as reported under PRC GAAP.

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15 Blue Impact will own and operate BFICG’s international subsidiaries and Madhouse BFICG will be the largest shareholder and be keenly focused on significant Blue Impact value creation x BFICG is rolling 100% of its equity in Blue Impact into the transaction x Legacy will provide access to growth capital and a public currency to support the growth of Blue Impact BFICG and Blue Impact will mutually benefit from shared technology, client relationships, media networks, and other resources BFICG is committed to the "Go Global" and "Go Digital“ growth strategy x Blue Impact will become BFICG's new platform to further expand in core international markets and key marketing service disciplines x The transaction is expected to position Blue Impact as the cross - selling service provider for BFICG's clients globally Legacy and Blue Impact: A Highly Synergistic and Valuable Collaboration

Key Investment Highlights

17 Talented and tightly knit management team with track record of creating value Blue chip clients across multiple verticals and serving leading digital disruptors with a platform for growth in China 3 Targeting double digit revenue growth and ~20% Adjusted EBITDA Margins (1) 4 Primed for growth – ability to scale with organic expansion and opportunistic M&A 5 A s imple and nimble structure built around Owned, Paid, Earned and Shared media 2 An Advertising & Marketing Services Company of the F uture: Digital - first, Integrated & Intelligent 1 Blue Impact Investment Highlights 6 (1) Based on 2019 and 2020 estimates; Adjusted EBITDA Margin defined as Adjusted EBITDA / Net Revenue; Net Revenue = Revenue, ex cluding Billable Expenses.

18 An Advertising & Marketing Services Company of the Future: Digital - first, Integrated & Intelligent 1 x Complex structure with dozens of overlapping businesses x Built for Traditional Clients x Slow organic growth x Rooted in digital, mobile, social & CRM x Focused on collaboration & synergy through an integrated service model x Strong organic revenue & profit growth x Minimal collaboration & synergy between siloed businesses x Rooted in traditional media & agencies x Simple and Nimble Structure x Built for blue chip clients & digital disruptors x Model that relies on outputs & professional fees x Model pivoting towards transparent, client - focused outcomes Traditional Advertising Holding Co. (1) (1) Representative Traditional Agency Holding Cos. consist of Dentsu, IPG, Omnicom, Publicis and WPP.

19 A Simple and Nimble Structure Built around Owned, Paid, Earned and Shared Media 2 Google Cloud NCAA Campaign Narcos campaign for Netflix Owned media Paid media Shared media • Deliver marketing & brand campaigns • Strategy, creative & production services • Brand, content, product & user design • Socially - led strategy & creative • Design, content & production services • Social insights & analytics • Encompasses elements of Owned, Paid and Earned media, all focused on social media platforms • Deliver communication advice & campaigns • Experiential, influencer & media relations • Brand, Corporate, Healthcare & Tech PR Earned media • Media consulting planning & buying services • Digital, search, social & programmatic media • Channel optimization, performance & ROI Michael B. Jordan for McDonald’s Madhouse oversees digital advertising campaign for NetEase, Inc. (NASDAQ: NTES)

20 Blue Chip Clients Across Multiple Verticals and Serving Leading Digital Disruptors with a Platform for Growth in China 3 Selected Blue Chip Brands Selected Digital Disruptors % of 2018 Net Revenue: 44% (1) % of 2018 Net Revenue: 37% (1) Source: Company - provided financials. | (1) Calculation based on top 150 Blue Impact clients across all agencies; Net Revenue = R evenue, excluding Billable Expenses.

21 $37 $38 $62 $76 15.7% 15.0% 20.0% 21.7% 2016 2017 2018 2019E $234 $251 $307 $352 $105 $109 $143 $157 $338 $360 $451 $509 2016 2017 2018 2019E Targeting Double Digit Revenue Growth and ~20% Adjusted EBITDA Margins 4 Source: Company - provided financials. | Note: 2019 estimates are based on the assumption that the average foreign exchange rates for 2019 would equal the average foreign exchange rate of 2018. | (1) 2016 - 2018 Adjusted EBITDA amounts are adjusted to include $5.0MM of annual public company costs for illustrative com parability to 2019 and 2020 estimates. | (2) Net Revenue = Revenue, excluding Billable Expenses. | (3) Defined as Adjusted EBITDA / Net Revenue. ($ in Millions) 2016 - 2019E Net Revenue CAGR: 15% Historical and Projected Revenue Historical and Projected Adjusted EBITDA (1) ($ in Millions) Adjusted EBITDA Margin % (3) 2016 - 2019E Adj. EBITDA CAGR: 28% Billable Expenses Net Revenue (2) Revenue

5 Talented and Tightly Knit Management Team with Track Record of Creating Value

Blue Impact will be led by a highly experienced management team with a deep bench of category experts (1)

	Name	Primary Responsibility	Selected Prior Experience
	**Brett Marchand** *CEO*	Global operations & directing the growth plan	▪ 14 years with Blue Impact and predecessors including as CEO of BFICG's largest acquisition outside China; currently CEO of Vision 7 and Executive Chairman of Cossette ▪ 30 years experience of marketing / advertising
	**He Shen** *Interim CFO and Chief Development Officer – M&A*	Financial reporting and strategic transactions including M&A and capital market financings	▪ 3 years with Blue Impact; currently CFO of BlueFocus International ▪ 23 years experience in corporate finance and investment banking
	**Holly Zheng** *Executive Chairwoman*	BFICG board member; oversees international business development	▪ 5 years with Blue Impact and predecessors as well as service on the Board of Directors for BlueFocus Intelligent Communications Group (BFICG); currently CEO and President of BlueFocus International ▪ 18 years experience of marketing and sales experience
	**Yves Behar**	Owned Media, US & Europe	▪ Founder and CEO of Fuseproject ▪ 19 years with Blue Impact and predecessors ▪ Led brand and product design for many successful disruptors in Silicon Valley
	**Nick Cowling**	Earned Media, Global	▪ President of Citizen Relations, Global ▪ 9 years with Blue Impact and predecessors ▪ Led the design of Citizen's new agency model that helped the company grow to the 4th largest communications firm in the country
	**Mélanie Dunn**	Owned Media, Canada	▪ President and CEO of Cossette ▪ 17 years with Blue Impact and predecessors ▪ Led integration of owned media / creative service model in Canada
	**Joseph Leon**	Paid Media, North America & EMEA	▪ President and CEO of Vision7 Media ▪ 6 years with Blue Impact and predecessors ▪ Led digital strategy expansion and move to performance media
	**Nathan McDonald**	Shared Media, Global	▪ Co-Founder and CEO of We Are Social ▪ 11 years with Blue Impact and predecessors ▪ Led international expansion of We Are Social into 10 markets
	**Charlie Ruan**	Paid Media, Asia	▪ President of Madhouse ▪ 12 years with Blue Impact and predecessors ▪ Led Madhouse's expansion to serve both brand advertisers as well as app developers in global markets

(1) This slide reflects the expected management team upon the consummation of the Transaction.

Blue impact
22

23 Primed for Growth – Ability to Scale With Organic Expansion and Opportunistic M&A 6 ▪ Grow disruptor clients with Blue Impact’s unique digital - first platform ▪ Grow with BFICG’s clients as they expand internationally ▪ Leverage Legacy’s network to grow Blue Impact’s blue chip client base Accelerate Growth with High Growth High Spend Clients A ▪ Grow scale through geographic expansion of capabilities and M&A in critical, markets to fill out Blue Impact’s suite of services in that geography ▪ Employ a disciplined approach in assessing potential strategic acquisitions Expand Capabilities Geographically B ▪ Drive revenue and increased efficiency and margin expansion through the scalable integrated service model Replicate the Proven Integrated Service Model C ▪ Expansion of “MaaS” offerings to drive margin accretion ▪ Blue Impact is well - positioned to grow its presence in MaaS Pursue Profitable Growth Through Marketing as a Service (“MaaS”) D Our Goal: $1.0 Billion + i n Revenue

Executing the Growth Strategy

Accelerate Growth with High Growth High Spend Clients

Grow disruptor clients with Blue Impact's unique digital-first platform

Digital Disruptors Growing Aggressively

($ in Billions)



2020E Revenue
2020E Growth
$331
19%
$192
18%
$86
22%
$24
21%
$18
29%
$9
24%
$5
28%
$4
15%
$3
28%
(1)

Strategy to Accelerate Growth

- Business Development team focused exclusively on Digital Disruptors and the VC's who are funding them
- M&A focused on businesses with strong Disruptor client list
- Acquired a dedicated media and events company to be used to drive awareness of Blue Impact with digital disruptive clients

Blue Impact Is Uniquely Positioned for Disruptors

- 63% of 2018 Net Revenue in digital, with capabilities focused on mobile, social, CRM and performance Media
- Strong capabilities, disruptor client credentials and history in San Francisco / Silicon Valley
- Investments in technology, AI, and data are particularly attractive to these clients
- Demonstrated track record for success: Digital Disruptors already account for a significant portion of Blue Impact Net Revenue and present incremental upside:

2018 Net Revenue by Client Type (2)



Mobile / Tech / Disruptor 37.4%
Blue Chip / International 44.2%
Other / Regional Brands 18.4%

Source: Company-provided financials and Capital IQ. | Note: 2020 estimates are based on consensus estimates from Wall Street equity research as of 11/29/19. | (1) Adjusted Revenue, which excludes transaction-based costs, bitcoin costs and Starbucks activity. | (2) Calculation based on top 150 Blue Impact clients across all agencies; Net Revenue = Revenue, excluding Billable Expenses.

Blue impact
25

26 A Blue Impact is well - positioned to grow as BFICG’s clients expand internationally ▪ BFICG’s Chinese clients currently purchase $2.0 billion of media on Google and Facebook ▪ Blue Impact is uniquely positioned to sell add - on services to BFICG and other Chinese clients with its Owned, Paid, Earned and Shared platforms and strong footprint in North America and Europe Clients in China $ 2.0 Billion Spend China Continues to Grow Aggressively Blue Impact Already has a Significant Platform with Chinese Clients to Build on (1) Bloomberg, Fortune, S&P and McKinsey Global Institute analysis. | (2) McKinsey (2019). | (3) Per the 2019 Holmes Report. | (4) Gross revenue as reported under PRC GAAP. Blue Impact’s Recognition ▪ Google’s 2018 “Agency of the Year” (one of only two winners globally alongside WPP) ▪ Facebook’s 2018 “Agency of the Year” in China BFICG is the Leading Provider to Clients in China Global Holding Groups/ Networks Ranking (3) Rank Agency HQ 1 WPP 2 Omnicom PR Group 3 Interpublic Group 4 DJE Holdings 5 PROI Worldwide 6 Publicis Group 7 8 Huntsworth Group 9 Next 15 10 IPREX Significant Scale Relative to Peers ($ in Billions) 2018 Revenue (4) $1.6 $1.8 $1.8 $2.1 $3.5 Accelerate Growth with High Growth High Spend Clients (Continued) ~$6 Trillion growth in Chinese consumption expected leading up to 2030, comparable with the United States and Western Europe (2) 0 20 40 60 80 100 120 140 160 180 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 United States China Japan Germany United Kingdom Australia Number of Companies in Global Fortune 500 (1)

Accelerate Growth with High Growth High Spend Clients (Continued)

Leverage Legacy's network to grow Blue Impact's blue chip client base

- ✓ Highly complementary expertise in managing leading brands in the U.S. and globally
- ✓ 9 current/former CEOs and CFOs and over 27 current/former board positions at public companies

Management



Edwin Rigaud
Chairman and CEO
Director

P&G Procter&Gamble, Secret, Pringles, Reds



Darryl McCall (1)
President and COO, Director

P&G Procter&Gamble, COTY, Tide, cheer, Gain, Ariel



William C. Finn
CFO

GE Capital, National City, Fifth Third Bank

Independent Directors



Steven Davis
Director
Member, Advisory Council

Bob Evans Farms, Walgreens, Pizza Hut, A&W, Long John Silver's, Albertsons



Richard White (1)
Director

Oppenheimer, G-III, CIBC World Markets



Andrew Code
Director
Member, Advisory Council

POOLCORP, citi, PROMUS Equity Partners, chs capital



Sengal Selassie
Director

COWEN, SG Capital Partners, Morgan Stanley, Goldman Sachs, BRIGHTWOOD

Advisory Council



Lloyd Ward
Co-Chairman, Advisory Council

MAYTAG, FritoLay, P&G Procter&Gamble, pepsi



Jim Stengel
Member, Advisory Council

motorola, Aol., P&G Procter&Gamble



Ronald Tysoe
Member, Advisory Council

macy's, CINTAS, JCPenney, Perella Weinberg Partners



Kimberly Blackwell
Member, Advisory Council

pmm Agency



Jules Kaufman
Member, Advisory Council

COLGATE-PALMOLIVE, COTY



Gary McCullough
Co-Chairman, Advisory Council

ARI Packaging, Sherwin-Williams, TransDigm Group Inc., P&G Procter&Gamble, Career Education



Kenneth Robinson (1)
Member, Advisory Council

P&G Procter&Gamble



Manuel Perez de la Mesa
Member, Advisory Council

POOLCORP, Del Monte, watsco, IBM



Geoffrey Marshall
Member, Advisory Council

P&G Procter&Gamble

(1) Expected director of Blue Impact.

Blue impact
27

Expand Capabilities Geographically

Grow scale through geographic expansion of capabilities and M&A in critical, underpenetrated markets

	North America		EMEA		Asia	
Capabilities	Canada	U.S.	Europe	Middle East	China	Rest of APAC
Owned	▪ Cossette & Camps Collective	▪ Eleven ▪ Fuseproject	▪ Select capabilities through We Are Social	▪ Select capabilities through We Are Social	▪ Metta ▪ Strategic relationship with BFICG ▪ Fuseproject	▪ Select capabilities through We Are Social
Paid	▪ Vision 7 Media	▪ Vision 7 through Horizon Media Partnership	▪ Select capabilities through Local Planet partnership ▪ Paid social via We Are Social	▪ Select capabilities through Local Planet partnership ▪ Paid social via We Are Social	▪ Madhouse ▪ Metta ▪ Strategic relationship with BFICG	▪ Select capabilities through BFICG and Local Planet ▪ Paid social via We Are Social
Earned	▪ Citizen Relations	▪ PR platform with Citizen Relations ▪ Experiential and influencer marketing with The Narrative Group	▪ PR capability via Citizen UK & partner network ▪ Influencer capability via We Are Social	▪ PR capabilities through Citizen partnerships ▪ Influencer capability via Socialize	▪ Strategic relationship through BFICG (Blue Digital) ▪ Influencer capability via We Are Social	▪ PR capabilities through Citizen relationships ▪ Influencer capability via We Are Social
Shared	▪ Serviced through Cossette & Camps Collective ▪ Launched We Are Social Canada JV with Citizens in 2019	▪ We Are Social NY ▪ Expected Expansion of We Are Social to California	▪ We Are Social in U.K., Germany, France, Italy ▪ Launched Spain in '18	▪ Recent acquisition of Dubai-based Socialize	▪ We Are Social Shanghai, Beijing and Hong Kong ▪ Strategic relationship with BFICG	▪ We Are Social in Singapore and Australia ▪ Launched We Are Social Japan in '19

Market Leadership

- Proven, value-add capabilities
- Realizing synergies from scale
- No immediate M&A needs

Poised for Scale

- Established capabilities
- Significant opportunity to scale through organic expansion and opportunistic M&A

M&A Required

- Emerging capabilities
- Growth through M&A is required to achieve scale

Blue impact

28

Expand Capabilities Geographically (Continued)

Employ a disciplined approach in assessing potential strategic acquisitions

Acquisition Criteria

- ✓ Proven track-record of growth and strong margins
- ✓ Extensive capabilities in digital, mobile, data, tech and/or CRM
- ✓ Strong blue chip AND disruptive client list
- ✓ Complementary capabilities in the United States, Europe, the Middle East and Asia
- ✓ Strong and experienced management team
- ✓ Synergy through buy-in to integrated service model
- ✓ Potential to help us deploy our MaaS-focused strategy
- ✓ Accretive financial profile

Blue Impact M&A Activity Since January 2017 (1)

28 LOIs Submitted → **3** Targets Acquired

Blue Impact M&A Activity – Current (1) (2)

14 Targets Under Review → Active pipeline representing over $800 million in estimated incremental revenue

Note: Completion of acquisitions will be dependent on, among other things, due diligence results. | (1) Reflects the activities of BlueFocus International and its subsidiaries for periods prior to the business combination. | (2) Pipeline data as of 11/29/19; Estimated revenue represents aggregate 2019E estimates for targets within the pipeline.

Blue impact
29

C

Replicate the Proven Integrated Service Model

Drive increased revenue, efficiency and margin expansion through the scalable integrated service model

1. Combine all capabilities into four service segments (Owned, Shared, Paid, Earned) with shared leadership and single P&L

The Result:
- ✓ Simplifies go-to-market capabilities, provides scale and promotes collaboration

2. Locate employees in collaborative campuses in each major market

The Result:
- ✓ Cross-selling opportunities
- ✓ Better employee experience
- ✓ Reduced real estate and operations costs

3. Create Managed Services Center (MSC) to manage back office services

The Result:
- ✓ Creates operating leverage, driving better service and lower cost

4. Launch high growth revenue and high margin businesses which require scale (ex: production, data science, digital and tech consulting and MaaS)

The Result:
- ✓ Incremental revenue growth and margin through vertical integration

5. Measure everyone on the same "Scorecard" to promote long-term success

The Result:
- ✓ Drives increased employee engagement, client satisfaction, product quality, growth and profitability

Toronto Campus 5-Year Change Example

	2013 - 2018 % Change
Net Revenue	108%
Personnel Costs	96%
Indirect Costs	15%

Adj. EBITDA Margin % (1)

2013	2018
24%	31%

2013 – 2018 Adj. EBITDA Margin Expansion:
700 bps

Current Campus Locations


London


Montreal


Toronto


Vancouver

Expected Future Campus Locations


LA


New York


San Francisco


Shanghai

Source: Company-provided financials. | (1) Defined as Adjusted EBITDA / Net Revenue; Net Revenue = Revenue, excluding Billable Expenses.

Blue impact
30

31 0% 2% 4% 6% 8% 10% 12% 14% 16% 2013 2014 2015 2016 2017 2018 2019 2020 2021 Percentage of sales that are e-commerce 0 400 800 1,200 1,600 Under 5% 5% - 25% 26% - 50% 51% - 75% 76% - 100% # of Respondents % of Budget Allocated to Performance Marketing Pursue Profitable Growth Through Marketing as a Service (“MaaS") D Digital Disruptor Brands & eCommerce Driving Growth (1) Emergence of DTC Brands & growth of eCommerce is driving the need for outcome based marketing Digital Disruptors focused on Paid Marketing Performance Customer Acquisition Cost (CAC) is the Focus of which Paid Marketing is a Key Component  0.1% - Total CPG Spending Growth 16.6% - E - commerce CPG Spending Growth 2018 Tools Any tools such as software or analytics used in marketing and sales CAC = Salary Salary for your sales and marketing effort including freelancers Overheads Any rent, utilities or equipment spent on marketing and sales Paid Marketing Any rent, utilities or equipment spent on marketing and sales Number of new customers $820 $385 $1,517 $348 $115 $324 $72 Apparel Accessories Health & Beauty Food & Bev. Shoes Home Outdoor Products Funding for Direct - to - Consumer Brands (2) Average Ad Spend by Direct - to - Consumer Brands Is Up 50% in 2019 (3) E - commerce Share of Total Retail Sales in U.S. 62% of Overall Brand/Enterprise Marketing Budgets Moving to Performance Marketing (4) ($ in Millions) Source: (1) Statista as of 7/23/19 and Digital Commerce 360 as of 10/18/18. | (2) Medium.com as of 10/11/18. Company logos in clu de a representative selection of brands that have raised private funding within each sector category. | (3) Adweek as of 10/14/19. | (4) TUNE as of April 2018.

D Pursue Profitable Growth Through Marketing as a Service (“MaaS") (Continued)

Expansion of “MaaS” offering to drive margin accretion

MaaS Compared to Current Model

Current Model *Paid for Work Performed*	MaaS Model *Paid for Outcome Delivered*
Client funds production and media costs	Blue Impact funds production & media
Use 3rd party data to optimize targeting	Use 1st party data to optimize targeting
Client decides on what content to use	Leverage AI capabilities to optimize content
Use digital channels to reach target	Use digital & proprietary channels to reach target
Charge client hourly fees for service	Charge client for outcome
Margin of ~20%	Potential revenue margin accretion of up to 4x at scale (2)

Strong Value Opportunity

Illustrative Scenario – $100mm Incremental Revenue

	Current Revenue Mix: (1)	Illustrative Revenue Mix: 100% Performance Marketing (2)
Revenue $	$100mm	$100mm
Adjusted EBITDA	$22mm	$48mm
Margin % (3)	*22%*	*48%*

Source: Company-provided financials and Wall Street equity research. | Note: 2019 estimates are based on the assumption that the average foreign exchange rate for 2019 would equal the average foreign exchange rate of 2018. | (1) Based on 2019E Blue Impact projections. | (2) Based on EBITDA margins for performance marketing peers. | (3) Margin is defined as Adjusted EBITDA / Net Revenue; Net Revenue = Revenue, excluding Billable Expenses.

Blue impact
32

33 x Digital Expertise x Data & Analytics x Working Capital Owned Paid Shared Earned Pursue Profitable Growth Through Marketing as a Service (“ MaaS ") (Continued) D Blue Impact is well - positioned to grow its presence in MaaS x Experience with and established network of digital disruptors including DTC and E - Commerce enabled brands x Digital - first, Integrated and Intelligent offering is paramount to delivering a return on paid marketing x Launched MaaS Solution, called PathIQ in 2019 which is in Beta with several major clients x New business prospects and opportunities have validated the potential x Capital from Legacy will fund the working capital for MaaS as well as allow strategic M&A in the Performance Marketing Space

Financial Overview

35 Reported Growth: 7.4% 22.5% 14.6% 8.0% H1 2018 Net Revenue: (2) $155.4 H1 2019 Net Revenue: (2) $169.1 Organic Growth: 6.7% 15.3% 8.4% 7.7% 8.8% H1'19 / H1'18 Organic Growth %: (2) $249.2 $287.2 $296.3 $311.2 $335.2 $1.7 $20.2 $40.6 $41.2 $45.5 $233.6 $250.8 $307.4 $337.0 $352.4 $380.7 2016 2017 2018 LTM 6/30/19 2019E 2020E $66.8 $72.7 $78.6 $89.3 $8.9 $7.1 $7.0 $2.5 $75.7 $79.8 $85.7 $91.8 $80.6 $88.4 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Blue Impact Net Revenue Summary (1) Annual ($ in Millions) Quarterly ($ in Millions) Source: Company - provided financials. | Note: 2019 and 2020 estimates as well as quarterly financials are based on the assumption that the average foreign exchange r ate s for 2019, 2020 and the displayed quarters would equal the average foreign exchange rate of 2018. 2020 estimates represent organic Net Revenue only. | (1) Net Revenue = Revenue, excluding Billable Expenses. | (2) H1'19 / H1'18 growth based on Pro Forma Adjusted Net Revenue. Organic Net Revenue Incremental Net Revenue from Acquisitions Pro Forma Adjustment 2016 – 2020E CAGR: 13%

Blue Impact Adjusted EBITDA Summary

Annual	Quarterly
($ in Millions)	($ in Millions)



Organic Adjusted EBITDA (1)
Incremental Adj. EBITDA from Acquisitions
Pro Forma Adjustment
Adjusted EBITDA Margin (2)
2016 – 2020E CAGR: 23%
$36.8
15.7%
$37.5
$0.2
$37.3
15.0%
$61.6
$5.6
$55.9
20.0%
$70.9
$10.4
$60.5
21.0%
$76.5
$8.9
$67.6
21.7%
$83.8
$10.1
$73.8
22.0%
2016
2017
2018
LTM 6/30/19
2019E
2020E
$10.1
$2.8
$7.3
10.9%
$17.8
$1.2
$16.5
22.7%
$23.6
$1.2
$22.4
28.5%
$20.8
$0.4
$20.4
22.9%
$16.3
20.2%
$16.7
18.9%
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

	2016	2017	2018	LTM 6/30/19	2019E	2020E
Reported Growth:		*2.0%*	*64.1%*		*24.2%*	*9.6%*
Organic Growth:		*1.4%*	*50.1%*		*20.8%*	*9.1%*

H1 2018 Adj. EBITDA: (3)	$27.9	H1 2019 Adj. EBITDA: (3)	$33.0
		H1'19 / H1'18 Organic Growth %: (3)	*18.6%*

Source: Company-provided financials. | Note: 2019 and 2020 estimates as well as quarterly financials are based on the assumption that the average foreign exchange rates for 2019, 2020 and the displayed quarters would equal the average foreign exchange rate of 2018. 2020 estimates represent organic Adjusted EBITDA only. | (1) 2016-2018 Adjusted EBITDA amounts are adjusted to include $5.0MM incurrence of public company costs for illustrative comparability to 2019 and 2020 estimates; quarterly financials are not adjusted for incurrence of public company costs. Please refer to the Appendix – "Non-GAAP Financial Measures" for a reconciliation to the most comparable GAAP measure. A reconciliation for our 2020E and 2021E Non-GAAP Measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP Measures, including, but not limited to, (a) expenses associated with the opening, closing or moving of offices, (b) the net loss or gains on the sale of assets or associated with certain past M&A and future financing and other transactions, (c) other expenses that we do not believe are indicative of our ongoing operations, as well as (d) gains and losses related to foreign currency exchange rates. | (2) Defined as Adjusted EBITDA / Net Revenue; Net Revenue = Revenue, excluding Billable Expenses. | (3) H1'19 / H1'18 growth based on Pro Forma Adjusted EBITDA.

Blue impact
36

Blue Impact Supplemental Financial Data

Free Cash Flow [1]

($ in Millions)

- 2016 & 2017 reflect non-recurring working capital deployment for Madhouse business growth
- 2018 and 2019E are representative of normalized net working capital levels



$19.0
$13.8
$52.8
$53.1 (2)
2016
2017
2018
2019E

Net Working Capital Summary

	2016	2017	2018
Net Working Capital [3]	($5.6)	*$9.2*	*($12.0)*
Change in Net Working Capital		*$14.8*	*($21.2)*

Estimated Incremental EBITDA through Acquisitions [4]

($ in Millions)

Analysis at Various Prices [5]

Purchase Price (TEV)		**$50.0**	
Purchase Multiple [6]	6.0x	7.0x	8.0x
Acquired EBITDA	**$8.3**	**$7.1**	**$6.3**
Purchase Price (TEV)		**$100.0**	
Purchase Multiple [6]	6.0x	7.0x	8.0x
Acquired EBITDA	**$16.7**	**$14.3**	**$12.5**
Purchase Price (TEV)		**$200.0**	
Purchase Multiple [6]	6.0x	7.0x	8.0x
Acquired EBITDA	**$33.3**	**$28.6**	**$25.0**

Source: Company-provided financials. | Note: 2019 Free Cash Flow estimates are based on 2019E income statement and balance sheet estimates. | (1) Free cash flow defined as (Cash Flow from Operations – CapEx). | (2) 2019E Free Cash Flow calculation assumes no change in Net Working Capital during 2019. | (3) Defined as (Non-cash Current Assets – Non-debt Current Liabilities). | (4) The information presented consists of estimates of the unadjusted EBITDA that could result from hypothetical acquisitions by the Company. Actual results could differ materially and adversely from the information presented and there are no assurances that any acquisitions may be completed at the prices or multiples reflected, if at all. | (5) Assumes Purchase Price is calculated as a multiple of unadjusted EBITDA of the hypothetical target and no fees and expenses are incurred in conjunction with the transaction for illustrative purposes only. Please refer to the Appendix – "Non-GAAP Financial Measures" for more information about Acquired EBITDA. | (6) Defined as TEV / Purchase Multiple.

Blue impact
37

38 The Legacy SPAC Solution: Create shareholder value with a digital - first, integrated and intelligent, global advertising & marketing services company Our Goal: $1.0 Billion + i n Revenue

Appendix

We Go to Market with Five Agency Families, United on the Blue Impact Platform

	VISION7	MADhouse	we are social	METTA	fuseproject
2019E Net Revenue (1)	$183.99 Million	$44.94 Million	$90.81 Million	$5.23 Million	$27.42 Million
Business description	▪ Headquartered in Canada ▪ A comprehensive marketing communications family of award-winning agencies, including Cossette, Eleven, Camps Collective, Vision 7 Media, Jungle Media, Citizen Relations and The Narrative Group ▪ Provides services across all four media services with a focus on digital media and data-driven solutions ▪ Operates integrated service model campuses in Toronto, Montreal, Vancouver and Quebec City ▪ Has won numerous international awards, including at the Cannes Lions, Clios, D&AD, Effies, One Show and Webby's	▪ Headquartered in Shanghai, China ▪ A leading mobile-focused Paid Media and performance agency ▪ Purchases advertising space on non-Chinese digital media channels (Google and Facebook) on behalf of China-based companies looking to market their products and services outside of China ▪ Also provides mobile phone-based advertising services for non-Chinese advertisers targeting Chinese consumers ▪ Offers a wide range of branding services, including consulting, development, strategic planning, management and marketing of brands for businesses as well as individuals	▪ Headquartered in the United Kingdom ▪ A specialized creative social media agency that provides Shared Media marketing services across five continents and twelve countries ▪ Offers social media strategy, creative development, content production and marketing consultancy focused on helping clients create and extend their product and brand strategies in social media ▪ Recipient of numerous awards including at the Cannes Lions, Clios, D&AD and BIMA Awards	▪ Headquartered in Hong Kong ▪ An advertising & marketing services firm for Owned and Paid media ▪ Works with leading corporations located within China's Greater Bay Area to provide marketing strategy, advertising campaigns and media buying services to solidify and build their identities ▪ Also works with the Blue Impact business' North American- and European-based agencies to provide Owned and Paid Media services for international clients who want to target Chinese consumers and companies	▪ Headquartered in San Fransisco, California ▪ An internationally-recognized product and digital design agency ▪ Provides Owned Media services focusing on industrial, digital and environmental design services ▪ Also provides services ranging from strategic consulting to branding, packaging and the creation of user interfaces and experiences ▪ Presence and network in Silicon Valley provide Fuseproject with early insights into digital disruptors and consumer trends
Geographic footprint	Canada, U.S.	Asia	EMEA, U.S., U.K., Asia, Australia	Asia	U.S.
Business lines	Owned, Paid, Earned, Shared	Paid	Shared	Owned, Paid	Owned

Source: Company-provided financials. \| Note: 2019 estimates are based on the assumption that the average foreign exchange rate for 2019 would equal the average foreign exchange rate of 2018. \| (1) Net Revenue = Revenue, excluding Billable Expenses.

Blue impact
40

41 North America Ad Spend (2) EMEA Ad Spend Asia Ad Spend $136 bn 21.4% Growth (1) Digital Ad Spend $251 bn 7.3% Growth (1) Total Ad Spend $66 bn 14.4% Growth (1) Digital Ad Spend $118 bn 21.2% Growth (1) Digital Ad Spend $148 bn 4.3% Growth (1) Total Ad Spend $234 bn 10.8% Growth (1) Total Ad Spend Source: eMarketer (October 2019). | Note: 2019E figures unless otherwise noted. | (1) Represents a 3 - Year CAGR from 2016 - 2019E. | (2) Includes on ly U.S. and Canada. Blue Impact Office Location With 63% of net revenue currently derived from digital, Blue Impact is uniquely positioned to capture the surge in digital ad spend Digital Advertising Is a Large and Rapidly Growing Market with a 20% 3 - year CAGR (1)

Legacy Has the Liquidity of a Publically Held Enterprise as well as Brand Building, Strategic and Operational Support

Company Overview

- Legacy Acquisition Corp (NYSE: LGC) is a $300 Million SPAC
- Highly complementary expertise in consumer-facing brands
- Founders from leading CPG & partners from major PE firms
- Collectively, the founders' experiences include:
  - 9 current/former CEOs and CFOs
  - Over 27 current/former board positions at public companies
  - The completion of ~$3 billion in private investments
- Provides capital to fund growth and supercharge operations
- Rick White and Darryl McCall will support management as board members

LGC is a public company that combines the financial flexibility and strength of a "strategic buyer" with the value creation capabilities and forward looking strategies of an innovative disruptor

Key Management



Edwin Rigaud

Legacy Chairman & CEO, Principal

P&G
Pringles



Darryl McCall (1)

Legacy President & COO, Principal

COTY
Gillette
OLAY
P&G



William Finn

Legacy CFO

National City

Directors



Steven Davis

Legacy Director

Albertsons
A&W
Pizza Hut
Walgreens



Richard White (1)

Legacy Director

OPPENHEIMER
CIBC World Markets



Andrew Code

Legacy Director

chs capital
citi
POOLCORP



Sengal Selassie

Legacy Director

COWEN
Goldman Sachs
Morgan Stanley

(1) Expected director of Blue Impact.

Blue impact
42

Legacy Acquisition Corp. – Extended Team

Legacy Advisory Council



Lloyd Ward
Co-Chairman
Advisory Council

- More than 35 years of management and operating experience in consumer products
- Maytag Corp. – Former Chairman and CEO
- Procter & Gamble (17 years) – Former General Manager
- U.S. Olympic Committee – Former CEO and Secretary General
- Former Board Member at General Motors and JPMorgan Chase & Co.



Gary McCullough
Co-Chairman
Advisory Council

- More than 30 years of business experience in consumer products
- TransDigm Group, Inc. – Current Board Member
- Career Education Corp. – Former President, CEO and Board Member
- Procter & Gamble (13 years) – Former General Manager
- The Sherwin-Williams Company – Former Board Member



Ronald Tysoe
Member
Advisory Council

- More than 30 years corporate finance and management experience in consumer-retail
- Macy's Inc.– Vice Chairman of Finance and Real Estate
- Perella Weinberg Partners – Former Senior Adviser
- Current Board Member at J.C.Penney Company Inc., Cintas Corporation, and Scripps Networks Interactive



Kimberly Blackwell
Member
Advisory Council

- Seasoned business executive with over 25 years of marketing and advertising experience
- PMM Agency – Founder and Chief Executive Officer
- Serves as a key consultant to C-Suite executives at Fortune 1000 companies and government agencies
- National Women's Business Council – one of eight female CEOs



Geoffrey Marshall
Member
Advisory Council

- More than 40 years corporate finance, operations, and supply chain management experience
- Procter & Gamble (30 years) – Former Global Supply Chain Finance Director and Director of Global Business Development
- Implemented one of the largest post-acquisition integrations in the company's history

Blue impact
43

44 Legacy Acquisition Corp. – Extended Team (Continued) Manuel Perez de la Mesa Member Advisory Council Kenneth Robinson (1) Member Advisory Council Jules Kaufman Member Advisory Council Jim Stengel Member Advisory Council ▪ More than 35 years of management and operating experience in consumer products ▪ Procter & Gamble (21 years) – Former Chief Audit Executive and Vice President of Finance for the Global Personal Beauty Care and Global Internal Audit segments ▪ Current Board Member at Morgan Stanley Private Bank, National Association ▪ More than 40 years of management, financial, and operating experience ▪ Pool Corporation – Current CEO and President (16 years) and former COO ▪ Watsco, Inc. – VP of Distribution Operations ▪ Fresh Del Monte Produce, B.V and IBM Corp. – Various general, financial, and management positions ▪ Experienced General Counsel and Executive with significant experience serving as a strategic and legal advisor to boards of directors and management teams in the consumer sector ▪ Coty Inc. – General Counsel and Secretary ▪ Colgate - Palmolive – Former VP, General Counsel for the Europe / South Pacific division ▪ More than 20 years of marketing experience in consumer products ▪ The Jim Stengel Group – President and CEO ▪ Procter & Gamble (11 years) – Former Global Marketing Officer ▪ Author of two books ▪ Former Board Member for AOL, Motorola and MarketShare ▪ Adjunct Professor at Kellogg | Northwestern Legacy Advisory Council (1) Expected director of Blue Impact.

45 ▪ The Company provides the non - GAAP measurement of Pro Forma Adjusted Revenue, Pro Forma Adjusted EBITDA, Acquired EBITDA, Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA). The Company has included these non - GAAP measurements because they are a key measure used by the Company’s management and board of directors to understand and evaluate its core operating performance and trends. ▪ The Company’s Pro Forma Adjusted Revenue and Pro Forma Adjusted EBITDA reflect the adjustments shown on slides 35 and 36, respectively. Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA) consists of income (loss), adjusted for the items included in the accompanying reconciliation. The exclusion of certain income and expens e items and accounting adjustments in calculating Unadjusted EBITDA and Adjusted EBITDA can provide a useful measure for comparison of our core business before and after the potential Transaction with Legacy. The Company’s Pro Forma Adjusted Revenue, Pro Forma Adjusted EBITDA, Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA) are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non - GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA) are reconciled from the respective measures under GAAP in the attached table “Reconciliation of Non - GAAP Financial Measures.” ▪ The Company's Acquired EBITDA is an estimate of the Unadjusted EBITDA that could result from potential acquisitions by the Company and is calculated assuming that the purchase price for a potential acquisition is calculated as a multiple of unadjus ted EBITDA of the hypothetical target and there are no fees and expenses incurred by the Company in the acquisition. Actual results could differ materially and adversely from the information presented and there are no assurances that any acquisition s may be completed at the prices or multiples reflected, if at all. ▪ In addition, these Non - GAAP measures exclude certain non - recurring and other charges. The exclusion of these items should not be construed as an inference that our future results will be unaffected by unusual or non - recurring items. Non - GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA Historical Summary

($ in 000s)	2016	2017	2018	2019E
EBT as reported	$23,769	$27,162	$48,077	$57,197
Interest expenses	3,670	3,366	5,159	7,421
Non-operating income / other non-cash items	3,441	(241)	(1,421)	-
DE & IA	12,307	11,458	12,425	14,588
Unadjusted EBITDA	**$43,186**	**$41,745**	**$64,240**	**$79,205**
Non-recurring items:				
Vision 7 International				
Acquisiton costs	199	340	1,921	-
Double rent in New York before campus move	-	-	-	234
Eleven Gen2 bonus paid by founders' earnout	-	-	-	365
TNG one-off w rite-off for booking error	-	-	-	540
Eleven: Chicago Office one time opening costs	-	-	-	173
Total Vision 7 International add-backs	**$199**	**$340**	**$1,921**	**$1,312**
We Are Social				
Expenses related to Socialize acquisition	-	225	419	-
FX Impact of Brexit	(1,634)	-	-	-
P&L Impact of discontinued SCRM Investment	28	215	-	-
Tuck-in acquisition due diligence expense	-	-	-	573
FX Loss on intercompany loan	-	-	-	232
Total We Are Social add-backs	**($1,606)**	**$440**	**$419**	**$805**
Fuseproject				
Founder book publication expense	-	-	-	80
One-off w rite-off for client billable expenses	-	-	-	60
Total Fuseproject add-backs	**$0**	**$0**	**$0**	**$140**
Other Considerations:				
Public Company Cost	(5,000)	(5,000)	(5,000)	(5,000)
Total Adjustments	**($6,407)**	**($4,219)**	**($2,660)**	**($2,743)**
Adjusted EBITDA	**$36,779**	**$37,525**	**$61,581**	**$76,462**

Source: Company-provided financials. | Note: 2019 estimates are based on the assumption that the average foreign exchange rate for 2019 would equal the average foreign exchange rate of 2018. A reconciliation for our 2020E and 2021E Non-GAAP Measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP Measures, including, but not limited to, (a) expenses associated with the opening, closing or moving of offices, (b) the net loss or gains on the sale of assets or associated with certain past M&A and future financing and other transactions, (c) other expenses that we do not believe are indicative of our ongoing operations, as well as (d) gains and losses related to foreign currency exchange rates.

Blue impact

46

47 Transaction Earn - Out Terms and Conditions Earn - Out Summary Detail ▪ Additional incentive - based Earn - out consideration potentially payable tied to profitability of Blue Impact’s subsidiary, Madhouse ▪ The Earn - out Payment will be determined based on the average annual growth rate of Madhouse’s Adjusted EBITDA during the 3 - year performance period (2020, 2021 and 2022) starting with 2019 Madhouse Adjusted EBITDA ▪ A schedule of possible Earn - out Payments is captured in the table below: (1) ▪ The total Earn - out Payment is capped at $222.0 million and is payable in 2023 following completion of the Fiscal 2022 audit ▪ The total Earn - out Payment is payable at purchaser’s option in cash, stock or a combination thereof if share price is at least $ 10 per share; if not, dependent upon the Company’s available cash, the Earn - out Payment is payable in cash, subordinated notes or a combinatio n of cash and subordinated notes Source: Company - provided financials. | (1) Table does not illustrate all possible Earn - out Payments associated with Adjusted EBI TDA growth rates between 5.0% and 25.0%. FY2019 – FY2022 Adjusted EBITDA Average Annual Growth Rate Total Earn - out Payment < 5.0% No Earn - out Payment = 15.0% $100.0 Million ≥ 25.0% $222.0 Million